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                                                                  EXHIBIT 23.10

                                    CONSENT


         The undersigned consents to being named in this Registration Statement on Form S-4 as a person who is about to become a director of the Registrant.

September 30, 1997


                                       /s/ NATHAN M. AVERY
                                       ------------------------------
                                       Nathan M. Avery